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                                                                    EXHIBIT 4.11


                         REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement ("Agreement") is made and entered into as of March 9, l998, by and between Queen Sand Resources, Inc., a Delaware corporation (the "Company"), and Riata Energy, Inc., a Texas corporation, Four Sevens Oil Co., Ltd., a Texas limited partnership, Sidney M. Reilly, Peggy Lynn Mcleland, Dan H. Mcleland, Robert W. Dica, Jr., Trustees of The Grady Family Trust, under Trust Agreement dated June 18, 1992, Peggy Lynn Mcleland, Trustee of The Peggy McLeland Trust, under Trust Agreement dated December 24, 1992, Sidney M. Reilly, Trustee of The Sidney Reilly Trust, under Trust Agreement dated December 24, 1992, Nasgas LLC, a Texas limited liability company, Hunter Enis, Dick Lowe, and Dan Poland (the "Sellers").

         This Agreement is made pursuant to the Purchase and Sales Agreement (the "Purchase Agreement") dated as of March 9, 1998, between the Company; Queen Sand Resources, Inc., a Nevada corporation; and the Sellers. In order to induce the Sellers to enter into the Purchase Agreement, the Company has agreed to provide the registration and other rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the Closing (as defined in the Purchase Agreement) under the Purchase Agreement.

         The parties agree as follows:

                                   ARTICLE I

         1.01. DEFINITIONS. Capitalized terms used and not otherwise defined herein which are defined in the Purchase Agreement are used herein as so defined. The terms set forth below are used herein as so defined:

                 "Holder" means the record holder of any shares of Registrable Securities.

                 "Registrable Securities" means 337,500 shares of the Company's Common Stock, par value $.0015 per share, issued to Hunter Enis, Dick Lowe, Dan Poland, The Peggy McLeland Trust, The Sidney M. Reilly Trust, The Grady Family Trust, and Riata Energy, Inc., pursuant to the Purchase Agreement, until such time as such securities cease to be Registrable Securities pursuant to Section 1.02 hereof.

                 "Selling Holder" means a holder who is selling Registrable Securities pursuant to a Registration Statement (as defined herein).

                 "Permitted Transferee" as used in Section 2.05 hereof shall with respect to each Shareholder mean (i) the beneficiaries under such Shareholder's will or persons to whom the Registrable Securities are distributable under the laws of descent and distribution, (ii) a trust for the sole benefit of the Shareholder's spouse, children or grandchildren, (iii) any other Shareholder, or (iv) a partnership or other entity established by one or more shareholders for the sole benefit of the immediate members of the family of one or more Shareholders.
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         1.02.   REGISTRABLE SECURITIES.  Any Registrable Security will cease to be a Registrable Security when (i) a Registration Statement covering such Registrable Security has been declared effective by the Securities and Exchange Commission (the "Commission") and such Registrable Security has been issued, sold or disposed of pursuant to such effective Registration Statement or (ii) such Registrable Security is deposed of pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, (iii) such Registrable Security is eligible to be disposed of pursuant to paragraph (k) of Rule 144 (or any similar provision then in force) under the Securities Act of the 1933 (the "Securities Act") or (iv) such Registrable Security is held by the Company or one of its Subsidiaries.

                                   ARTICLE II

         2.01. PIGGY-BACK REGISTRATION. The rights granted to Holders under this Article II shall not be effective until six months from the date of closing. Beginning on September 9, 1998, if the Company proposes to register any equity securities under the Securities Act for sale to the public for cash, whether for its own account or for the account of other security holders or both (except with respect to Registration Statements on Forms S-4 or S-8 for purposes permissible under such forms as of the date hereof, or any successor forms for comparable purposes that may be adopted by the Commission) each such time it will give written notice to all Holders of its intention to do so no less than 15 Business Days prior to the anticipated filing date. Upon the written request of any Holder, received by the Company no later than the 10th Business Day after receipt by such Holder of the notice sent by the Company, to register, on the terms and conditions as the securities otherwise being sold pursuant to such registration, any of its Registrable Securities (which request shall state the intended method of disposition thereof), the Company will use its best efforts to cause the Registrable Securities as to which registration shall have been so requested to be included in the securities to be covered by the Registration Statement proposed to be filed by the Company, on the same terms and condition as any similar securities included therein, all to the extent requisite to permit the sale or other disposition by each Holder (in accordance with its written request) of such Registrable Securities so registered; provided, however, that the Company may at any time prior to the effectiveness of any such Registration Statement, in its sole discretion and with the consent of any Holder, abandon the proposed offering in which any Holder had requested to participate. The number of Registrable Securities to be included in such a registration may be reduced or eliminated if and to the extent, in the case of an underwritten offering, the managing underwriter shall render to the Company its opinion that such inclusion would materially jeopardize the successful marketing of the securities (including the Registrable Securities) proposed to be sold therein. The rights granted herein shall be subject in all events to any priority rights (if any) of holders ("Prior Holders") under and pursuant to the following agreements and documents:

                 (a) That certain Registration Rights Agreement dated as of May 6, 1997, between the Company and Joint Energy Development Investments Limited Partnership;

                 (b) Purchase and Sale Agreement dated June 20, 1997, by and between Collins & Ware, Inc., as Seller, and Queen Sand Resources, Inc., as Purchaser;

                 (c) Registration Rights Agreement dated December 22, 1997, by and between Queen Sand Resources, Inc., and certain institutional investors;





REGISTRATION RIGHTS AGREEMENT                                            PAGE 2
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                 (d)      Registration Rights Agreement dated December 29,
         1997, by and between Queen Sand Resources, Inc., and Enron Capitol & Trade Resources, Inc., as Agent;

to include any or all of the Prior Holder's registrable shares (as defined in said documents) before Holder includes any or all of its Registrable Securities in any registration relating to an underwritten public offering with respect to which, in the opinion of the managing underwriter, the inclusion in the offering of all shares requested to be registered by all persons holding registration rights would materially jeopardize the successful marketing of the securities (including the prior holders) to be sold. In the event that the number of Registrable Securities to be included in a registration is to be reduced as provided above, priority shall be given to the Prior Holders, to the extent of the rights of the Prior Holders grants such priority. Further, the Company may hereafter grant registration rights to third party holders of registrable securities. In the event holders of registrable securities propose to sell registrable securities pursuant to the registered offering, and in the managing underwriter's opinion the inclusion of all shares requested would materially jeopardize the successful marketing of the securities, then, within 10 Business Days after receipt by each such holder of the opinion of such managing underwriter, all such selling holders may allocate among themselves after taking into account the priority rights of any holders the number of shares of such registrable securities which such opinion states may be distributed without adversely affecting the distribution of the securities covered by the Registration Statement. If such holders are unable to agree among themselves with respect to such allocation, such allocation shall be made in proportion to the respective number of shares specified in their respective written requests. Notwithstanding anything to the contrary contained in this
Section 2.01, in the event that there is a firm underwriting commitment offer of securities of the Company pursuant to a Registration Statement covering Registrable Securities and a Person does not elect to sell its Registrable Securities to the underwriters of the Company's securities in connection with such offering, such Person shall not offer for sale, sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any shares of Common Stock, or any securities convertible into or exchangeable into or exercisable for any shares of Common Stock during the period of distribution of the Company's securities by such underwriters, which shall be specified in writing by the underwriters, shall not exceed any period during which management of the Company and others are similarly prohibited from disposing of shares of Common Stock and shall not exceed 180 days following the effectiveness under the Securities Act of the Registration Statement relating thereto.

         2.02. REGISTRATION PROCEDURES. If and whenever the Company is required pursuant to this Agreement to effect the registration of any of the Registrable Securities under the Securities Act, the Company will, as expeditiously as possible:

                 (a) prepare and file as promptly as possible with the Commission a Registration Statement, on a form available to the Company, with respect to such securities (which filing shall be made within 45 days after the receipt by the Company of a Request Notice) and use its best efforts to cause such Registration Statement to become and remain effective for the period of distribution contemplated thereby (determined pursuant to subparagraph (g) below);

                 (b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be





REGISTRATION RIGHTS AGREEMENT                                            PAGE 3
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         necessary to keep such Registration Statement effective for the period specified in subsection (g) below and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement in accordance with the sellers' intended method of disposition set forth in such Registration Statement for such period;

                 (c) furnish to each Selling Holder and to each underwriter such number of copies of the Registration Statement and the prospectus included therein (including each preliminary prospectus and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission) as such Persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement;

                 (d) use its best efforts to register or qualify the Registrable Securities covered by such Registration Statement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an underwritten public offering, the managing underwriter, shall reasonably request, provided, however, that the Company will not be required to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

                 (e) immediately notify each Selling Holder and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and as promptly as practicable amend the Registration Statement or supplement the prospectus or take other appropriate action so that the prospectus does not include an untrue statement of a material fact or omit to state a material fact required to be stated herein or necessary to make the statements therein not misleading in the light of the circumstances then existing; provided, however, that, in the case of a shelf registration, the Company may delay taking such action for a period of 60 days, during which time the Selling Holders shall not sell any Registrable Securities, if the Board of Directors determines in its reasonable judgment and in good faith that the making of any required disclosure in connection therewith would have a material adverse effect on the Company or substantially interfere with a significant transaction in which the Company is then engaged; provided, that, the Company covenants to provide any Selling Holder, an unblocked selling period of at least 45 days under any such shelf registration;

                 (f) in the case of an underwritten public offering, furnish, (i) on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such Registration Statement, an opinion of counsel for the Company dated as of such date and addressed to the underwriters and to the Selling Holder, stating that such Registration Statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act,





REGISTRATION RIGHTS AGREEMENT                                            PAGE 4
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         (B) the Registration Statement, the related prospectus, and each amendment or supplement thereof, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations thereunder of the Commission (except that such counsel need express no opinion as to the financial statements or any engineering report contained or incorporated therein) and (C) to such other effects as may reasonable be requested by counsel for the underwriters, and (ii) on the effective date of the Registration Statement and on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such Registration Statement, a letter dated such dates from the independent accountants retained by the Company, addressed to the underwriters and to the Selling Holders, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company and the schedules thereto that are included or incorporated by reference in the Registration Statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable requirements of the Securities Act and the published rules and regulations thereunder, and such letter shall additionally address such other financial matters (including information as to the period ending no more than five Business Days prior to the date of such letter) including in the Registration Statement in respect of which such letter is being given as the underwriters may reasonably request;

                 (g) make available for inspection by one representative of the Selling Holders designated by a majority thereof, any underwriter participating in any distribution pursuant to such Registration Statement, and any attorney, accountant or other agent retained by such representative of the Selling Holders or underwriter (the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such Registration Statement. For purposes of subsections (a) and (b) above, the period of distribution of Registrable Securities in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Registrable Securities in any other registration shall be deemed to extend until the earlier of the sale of all Registrable Securities covered thereby or 180 days;

                 (h) use its best efforts to keep effective and maintain for the period specified in subparagraph (g) a registration, qualification, approval or listing obtained to cover the Registrable Securities as may be necessary for the Selling Holders to dispose thereof and shall from time to time amend or supplement any prospectus used in connection therewith to the extent necessary in order to comply with applicable law;

                 (i) use its best efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holders to consummate the disposition of such Registrable Securities; and

                 (j) enter into customary agreements (including, if requested, an underwriting agreement in customary form) and take such other actions as are reasonable requested by the





REGISTRATION RIGHTS AGREEMENT                                            PAGE 5
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         Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities.

         In connection with each registration hereunder, each Selling Holder will furnish promptly to the Company in writing such information with respect to itself and the proposed distribution by it as shall be reasonably necessary in order to ensure compliance with federal and applicable state securities laws.

         In connection with each registration hereunder with respect to an underwritten public offering, the Company and each Selling Holder agrees to enter into a written agreement with the managing underwriter or underwriters and containing such provisions as are customary in the securities business for such an arrangement between underwriters and companies of the Company's size and investment stature, provided that such agreement shall not contain any such provision applicable to the Company or the Selling Holders that is inconsistent with the provisions hereof.

         If the Registrable Securities are to be sold pursuant to Rule 415 promulgated under the Securities Act, Holder represents and warrants to, and agrees with, the Company that:

                 (a) Selling Holder will furnish each broker through whom Selling Holder offers the Registrable Securities such number of copies of the Prospectus and any supplements thereto or amendments thereof which such broker may require; will inform such broker as to the number of Registrable Securities offered through such broker; that such Registrable Securities are part of a distribution and that such broker is subject to the provisions of Regulation M under the Securities Exchange Act of 1934 until such time as such broker has completed the sale of all such Registrable Securities; and will notify such broker when distribution of the Registrable Securities by Selling Holder pursuant to the Registration Statement has been completed or the Registration Statement is no longer effective or is withdrawn;

                 (b) Selling Holder will, promptly after the end of each week in which any disposition of the Registrable Securities by Selling Holder has occurred and upon completion of the distribution of the Registrable Securities pursuant to the Registration Statement, report to the Company such dispositions made during such week or upon such completion, as the case may be;

                 (c) At least five (5) business days prior to any disposition of the Registrable Securities, Selling Holder shall advise the Company of the dates on which such disposition is expected to commence and terminate, the number of Registrable Securities expected to be sold, the method of disposition and such other information as the Company may reasonably request in order to supplement the Prospectus in accordance with the rules and regulations of the SEC.

         2.03.   EXPENSES.

                 (a) All expenses incident to the Company's performance under or compliance with this Agreement, including without limitation, all registration and filing and independent





REGISTRATION RIGHTS AGREEMENT                                            PAGE 6
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         public accountants for the Company, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars and costs of insurance, but excluding any Selling Expenses (as defined below), are herein called "Registration Expenses." All underwriting fees, discounts and selling commissions allocable to the sale of the Registrable Securities are herein called "Selling Expenses."

                 (b) The Company will pay all Registration Expenses in connection with each Registration Statement filed pursuant to this Agreement, whether or not the Registration Statement becomes effective, and the Selling Holders shall pay Selling Expenses and any incidental expenses incurred by the Selling Holders (including, without limitation, legal fees of their counsel, if any) in connection with any Registrable Securities registered pursuant to this Agreement.

         2.04.   INDEMNIFICATION.

                 (a) In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Selling Holder thereunder and each underwriter of Registrable Securities thereunder and each Person, if any, who controls such Selling Holder or underwriter within the meaning of the Securities Act and the Securities Exchange Act of 1934 (the "Exchange Act"), against any losses, claims, damages or liabilities (including reasonable attorneys' fees) ("Losses"), joint or several, to which such Selling Holder or underwriter or controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof), arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act pursuant to this Agreement, any preliminary prospectus or final prospectus contained herein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such Selling Holder, each such underwriter and each such controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder, such underwriter or such controlling Person in writing specifically for use in such Registration Statement or prospectus.

                 (b) Each Selling Holder agrees to indemnify and hold harmless the Company, its directors, officers, employees and agents and each Person, if any, who controls the Company within the meaning of the Securities Act or of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Selling Holder, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in any Registration Statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto; provided, however,





REGISTRATION RIGHTS AGREEMENT                                            PAGE 7
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         that the liability of such Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.

                 (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 2.04. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that (i) if the indemnifying party has failed to assume the defense and employ counsel or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnifying party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred, provided that such fees and expenses shall be reimbursed for only one counsel for all indemnified parties.

                 (d)      If the indemnification provided for in this Section
         2.04 is unavailable to the Company or the Selling Holders or it is insufficient to hold them harmless in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses as between the Company on the one hand and each Selling Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of such Selling Shareholder on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company one the one hand and each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statements of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties' relative knowledge, access to information and opportunity to correct or prevent such statement or omission.





REGISTRATION RIGHTS AGREEMENT                                            PAGE 8

         No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

         2.05.   TRADING RESTRICTION.

                 (a) In addition to the restriction on resale imposed by the requirements of the Securities Act and applicable state securities or blue sky laws, the Holder also covenants hereby that it shall not resell any shares of the Registrable Securities unless:

                          (v) such sales are in blocks of the lesser of at least 25,000 shares in share amount or at least $100,000 in sales amount; or

                          (w) any such sale not meeting the criteria set forth in the preceding clause (v) may not exceed, together with all other sales [including any block sales which have occurred pursuant to the preceding clause (v)] of Registrable Securities for the account of such Holder within the preceding ninety days, an amount equal to the average weekly reported volume of trading in the Common Stock on all national securities exchanges and/or reported through NASDAQ during the eight calendar weeks preceding the intended date of sale; or

                          (x) such sale is pursuant to the sale, transfer, assignment, or disposition of such securities to a Permitted Transferee; or

                          (y) such sale is pursuant to a tender offer or exchange offer, or a merger or consolidation in which the Company is acquired, or a plan of liquidation of the Company; or

                          (z)     such amount as agreed upon by the Company.

                 (b) Prior to disposing of any shares of Common Stock pursuant to Rule 144 (or any successor rule) promulgated under the Securities Act, the Holder agrees to give the Company ten days' prior notice of any proposed disposition and to act in good faith in evaluating any proposals made by the Company concerning the number of shares to be disposed of by the Holder, as well as any alternate arrangements which the Company may suggest to provide liquidity to the Holder with respect to such shares of Common Stock.

                 (c)      Notwithstanding the limitations imposed by this
         Section 2.05, if the Company, subsequent to the date of this agreement, issues greater than 200,000 shares of its restricted common stock (other than pursuant to Regulation S promulgated under the Securities Act of 1933 as amended) to a third party in a transaction where less restrictive trading restrictions are imposed on such third party than those set forth in this Section 2.05, the Company shall provide notice to the Holder, and the Holder shall thereafter be entitled to rely upon such lesser restrictions.





REGISTRATION RIGHTS AGREEMENT                                            PAGE 9
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                                  ARTICLE III

         3.01. COMMUNICATIONS. All notices and other communications provided for or permitted hereunder shall be made in writing by telecopy, courier service or personal delivery:

                 (a) if to a Holder of Registrable Securities, at the most current address given by such Holder of the Company in accordance with the provisions of this Section 3.01, which address initially is, with respect to the Purchaser, the address set forth in the Purchase Agreement; and

                 (b) if to the Company, initially at its address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 3.01.

         All such notices and communication shall be deemed to have been received at the time delivered by hand, if personally delivered; when receipt acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

         3.02. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent holders of Registrable Securities.

         3.03. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

         3.04. HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         3.05. GOVERNING LAW. The laws of the State of Texas shall govern this Agreement without regard to principles of conflict of laws.

         3.06. SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or un-enforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

         3.07. ENTIRE AGREEMENT. This Agreement, together with the Purchase Agreement is intended by the parties as a final expression of their agreement and intended to be a compromise and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the securities sold pursuant to the Purchase Agreement. This Agreement and the Purchase Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.





REGISTRATION RIGHTS AGREEMENT                                            PAGE 10

         3.08. ATTORNEYS' FEES. In any action or proceeding brought to enforce any provision of this Agreement, the successful party shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

         3.09. AMENDMENT. This Agreement may be amended only by means of a written amendment signed by the Company and by the Holders of a majority of the Registrable Securities.

         3.10. REGISTRABLE SECURITIES HELD BY THE COMPANY OR IT AFFILIATES. In determining whether the Holders of the required amount of Registrable Securities have concurred in any direction, amendment, supplement, waiver or consent, Registrable Securities owned by the Company or one of its Affiliates shall be disregarded.

         3.11.   ASSIGNMENT OF RIGHTS.

                 (a) The rights of any Holder under this Agreement may be assigned to any Person who acquires the Registrable Securities issuable on conversion or exercise thereof. Any assignment of registration rights pursuant to this Section 3.11(a) shall be effective only upon receipt by the Company of written notice from such assigning Holder stating the name and address of any assignee.

                 (b) The rights of an assignee under Section 3.11(a) shall be the same rights granted to the assigning Holder under this Agreement. In connection with any such assignment, the term "Holder" as used herein shall, where appropriate to assign the rights and obligations of the assigning Holder hereunder to such assignee, be deemed to refer to the assignee.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.



                                                   RIATA ENERGY, INC.


                                                   By:      /s/    MALONE MITCHELL
                                                            -------------------------------------------------------------
                                                            Malone Mitchell, 3rd, President


                                                   FOUR SEVENS OIL CO., LTD.

                                                   By:      Hunter Production Co., a Texas corporation,
                                                            General Partner


                                                   By:      /s/    HUNTER ENIS
                                                            -------------------------------------------------------------
                                                            Hunter Enis, President





REGISTRATION RIGHTS AGREEMENT                                            PAGE 11

                                                   NASGAS LLC


                                                   By:      /s/    MALONE MITCHELL
                                                            -------------------------------------------------------------
                                                            Malone Mitchell 3rd, President


                                                   THE GRADY FAMILY TRUST,
                                                   UNDER AGREEMENT DATED JUNE 18, 1992


                                                   By:      /s/    PEGGY LYNN McLELAND
                                                            -------------------------------------------------------------
                                                            Peggy Lynn McLeland, Trustee


                                                   By:      /s/    SIDNEY M. REILLY
                                                            -------------------------------------------------------------
                                                            Sidney M. Reilly, Trustee


                                                   By:      /s/    DAN H. McLELAND
                                                            -------------------------------------------------------------
                                                            Dan H. McLeland, Trustee


                                                   By:      /s/    ROBERT W. DICA, JR.
                                                            -------------------------------------------------------------
                                                            Robert W. Dica, Jr., Trustee


                                                   By:      /s/    RICHARD WALT
                                                            -------------------------------------------------------------
                                                            Richard Walt, Trustee


                                                   /s/    SIDNEY M. REILLY
                                                   ----------------------------------------------------------------------
                                                   Sidney M. Reilly, Trustee of the Sidney M. Reilly
                                                   Trust, Under Agreement dated December 24, 1992


                                                   /s/    PEGGY LYNN McLELAND
                                                   ----------------------------------------------------------------------
                                                   Peggy Lynn McLeland, Trustee of the Peggy Lynn
                                                   McLeland Trust, Under Agreement dated December 24,
                                                   1992


                                                   /s/    HUNTER ENIS
                                                   ----------------------------------------------------------------------
                                                   Hunter Enis





REGISTRATION RIGHTS AGREEMENT                                            PAGE 12

                                                   /s/    DICK LOWE
                                                   ----------------------------------------------------------------------
                                                   Dick Lowe


                                                   /s/    DAN POLAND
                                                   ----------------------------------------------------------------------
                                                   Dan Poland


                                                   QUEEN SAND RESOURCES, INC.,
                                                   a Delaware Corporation


                                                   By:      /s/    ROBERT P. LINDSAY
                                                            -------------------------------------------------------------
                                                            Robert P. Lindsay
                                                            Vice President





REGISTRATION RIGHTS AGREEMENT                                            PAGE 13